JOHN HANCOCK DECLARATION TRUST

           Instrument Changing Names of Series of Shares of the Trust

         The Trustees of John Hancock Declaration Trust (the "Trust"), hereby amend the Trust's Declaration of Trust dated November 15, 1995, as amended from time to time, to the extent necessary to reflect the change of the names of, John Hancock V.A. Independence Equity Fund to John Hancock V.A. Core Equity Fund; John Hancock V.A. Emerging Growth Fund to John Hancock V.A. Small Cap Growth Fund; John Hancock V.A. Growth and Income Fund to John Hancock V.A. Large Cap Value Fund; John Hancock V.A. Growth Fund to John Hancock V.A. Large Cap Growth Fund; John Hancock V.A. Special Opportunities Fund to John Hancock V.A. Mid Cap Growth Fund, effective May 1, 1999.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 9th day of March, 1999.

                                                        /s/ Gail D. Fosler
----------------------                                  ------------------
Dennis S. Aronowitz                                     Gail D. Fosler

/s/Edward J. Boudreau, Jr.                              /s/ W.F. Glavin
--------------------------                              ---------------
Edward J. Boudreau, Jr.                                 William F. Glavin

/s/ Richard P. Chapman, Jr.                             /s/Anne C. Hodsdon
---------------------------                             ------------------
Richard P. Chapman, Jr.                                 Anne C. Hodsdon

/s/William J. Cosgrove                                  /s/John A. Moore
----------------------                                  ----------------
William J. Cosgrove                                     John A. Moore

                                                        /s/Patti McGill Peterson
--------------------                                    ------------------------
Douglas M. Costle                                       Patti McGill Peterson

/s/Leland O. Erdahl                                     /s/John W. Pratt
-------------------                                     ----------------
Leland O. Erdahl                                        John W. Pratt

/s/Richard A. Farrell
---------------------                                   ------------------------
Richard A. Farrell                                      Richard S. Scipione

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.



STATE OF FLORIDA        )
                        )ss
COUNTY OF DADE          )


         Then personally appeared the above-named Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, and John W. Pratt, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 9th day of March 1999. In the county of Dade, State of Florida


                                          /s/ Gloria Ashby
                                          ----------------
                                          Notary Public

                                          My Commission Expires: May 10, 1999

s:\dectrust\amendmts\capserie\ind equity name change